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                                                                 EXHIBIT 5.1(A)



                           SIMPSON THACHER & BARTLETT, LLP
                              425 Lexington Avenue
                            New York, New York 10017


                                                                October 17, 2003


Chase Manhattan Bank USA, National Association
200 White Clay Center Drive
Newark, Delaware  19711

Ladies and Gentlemen:

         We have acted as counsel to Chase Manhattan Bank USA, National Association, a national banking association (the "Registrant"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance of up to $12,000,000,000 aggregate principal amount of Asset Backed Securities, in the form of Asset Backed Notes (the "Notes") and/or Asset Backed Certificates, by one or more trusts to be formed by the Registrant (each, a "Trust"). The Notes of a particular series will be issued and secured pursuant to an Indenture between the related Trust and the indenture trustee designated thereunder (each an "Indenture Trustee"), substantially in the form filed, and incorporated by reference, as Exhibit 4.2 to the Registration Statement (the "Indenture").

         We have examined the Registration Statement and the form of the Indenture. We have also examined and relied as to matters of fact upon the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Registrant.



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         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will be the valid and legally binding obligation of the Indenture Trustee. We have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will have been duly authorized, executed and delivered by the Trust and (ii) execution, delivery and performance by the Trust of the Indenture and the Notes will not violate the laws of the State of Delaware or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the issuance and terms of the Notes of a particular Trust have been duly authorized by the Registrant and such Trust, when such Notes have been duly executed and authenticated in accordance with the terms of the related Indenture, and when such Notes have been delivered and sold in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement as contemplated by the Registration Statement, upon payment of the consideration therefor provided therein, such Notes will constitute valid and legally binding obligations of such Trust, enforceable against such Trust in accordance with their terms.


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         Our opinion set forth above is subject to the effects of (i)
bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         In addition, we hereby confirm that the discussion set forth in the form of prospectus supplement forming a part of the Registration Statement under the heading "Material Federal Income Tax Consequences" accurately describes, as of the date hereof, the material federal income tax consequences that would be relevant to the holders of the Notes and the holders of the Certificates described in the prospectus supplement.

         We are members of the Bar of the State of New York, and we do not express any opinion concerning any law other than the law of the State of New York and the Federal law of the United States.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1(A) to the Registration Statement and to the use of our name under the headings "Material Federal Income Tax Consequences" in the form of prospectus supplement forming a part of the Registration Statement and "Legal Matters" in the form of prospectus supplement and Prospectus forming a part of the Registration Statement.

                                          Very truly yours,


                                          /s/ Simpson Thacher & Bartlett LLP
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                                          SIMPSON THACHER & BARTLETT LLP